Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form SB2 of No Show Inc, of our report dated August 28, 2007 on our audit of the financial statements of Now Show Inc as of July 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows from inception August 23, 2005 through July 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    August 30, 2007


              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702)253-7499 Fax (702)253-7501